                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             The Enstar Group, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO


                                  May 23, 1997


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of The Enstar Group, Inc. (the "Company") to be held on Monday, June 30, 1997, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104. The meeting will begin promptly at 10:30 a.m., local time, and we hope you will be able to attend. The Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.



     The 1997 Annual Meeting was originally scheduled to be held on April 28, 1997. Due to unanticipated delays in the distribution of Common Stock to the Company's former shareholders, associated delays in many shareholders' receipt of the original proxy materials and certain other matters, the Company announced on April 18, 1997 that it had decided to reschedule the Annual Meeting for June 30, 1997 so that all of the Company's shareholders would have the opportunity to participate fully in the Annual Meeting. In connection with the rescheduling of the Annual Meeting, the Company set a new record date of May 21, 1997 for purposes of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. In addition, the Board of Directors has determined to waive the advance notice requirement in the Company's Bylaws for nominations for directors at the Annual Meeting.



     It is important that your shares be voted whether or not you plan to be present at the meeting. The Company will only recognize the enclosed proxy with respect to matters to be acted upon at the Annual Meeting, and any proxies solicited under the Company's proxy statement dated March 27, 1997 will not be effective for purposes of actions to be taken at the Annual Meeting. Accordingly, it is important that you complete the enclosed proxy and specify your choices by marking the appropriate boxes thereon, and date, sign and return your proxy in the enclosed envelope as promptly as possible. If you date, sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendation of the Board of Directors.


     I am looking forward to seeing you at the meeting.

                                                   Sincerely,

                                                /s/ Nimrod T. Frazer
                                                   Nimrod T. Frazer
                                                   Chairman, President and
                                                   Chief Executive Officer

LOGO

                             THE ENSTAR GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 30, 1997


To the Shareholders of The Enstar Group, Inc.:


     The Annual Meeting of Shareholders of The Enstar Group, Inc. (the "Company") will be held on Monday, June 30, 1997, at 10:30 a.m., local time, at the Montgomery Civic Center at 300 Bibb Street, Montgomery, Alabama 36104, for the following purposes:



          (i) to elect five directors;


          (ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 1997;


          (iii) to ratify the adoption of the 1997 Amended CEO Stock Option
     Plan;



          (iv) to ratify the adoption of the 1997 Amended Outside Directors' Stock Option Plan;



          (v) to ratify the adoption of the 1997 Amended Omnibus Incentive Plan; and


          (vi) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.


     Only holders of record of Common Stock as of May 21, 1997 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the Record Date will be open for examination during the Annual Meeting of Shareholders.


     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

                                          By Order of the Board of Directors
                                      /s/ Cheryl D. Davis
                                          Cheryl D. Davis
                                          Secretary

Montgomery, Alabama

May 23, 1997



     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OR HAVE PREVIOUSLY SUBMITTED A PROXY PURSUANT TO THE COMPANY'S PROXY STATEMENT DATED MARCH 27, 1997 (THE "PREVIOUS PROXY STATEMENT"), PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXIES SUBMITTED UNDER THE PREVIOUS PROXY STATEMENT WILL NOT BE EFFECTIVE FOR PURPOSES OF ACTIONS TO BE TAKEN AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                             THE ENSTAR GROUP, INC.
                              172 COMMERCE STREET
                           MONTGOMERY, ALABAMA 36104
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 30, 1997

                             ---------------------

                                  INTRODUCTION

GENERAL


     This Proxy Statement is being furnished to the shareholders of The Enstar Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders of the Company scheduled to be held on June 30, 1997, at the Montgomery Civic Center, 300 Bibb Street, Montgomery, Alabama 36104, 10:30 a.m., local time, and at any adjournment thereof (the "Annual Meeting").



REASONS FOR RESCHEDULING OF ANNUAL MEETING



     The 1997 Annual Meeting was originally scheduled to be held on April 28, 1997. Due to unanticipated delays in the distribution of Common Stock to the Company's former shareholders, associated delays in many shareholders' receipt of the original proxy materials and certain other matters, the Company announced on April 18, 1997 that it had decided to reschedule the Annual Meeting for June 30, 1997 so that all of the Company's shareholders would have the opportunity to participate fully in the Annual Meeting. In connection with the rescheduling of the Annual Meeting, the Company set a new record date of May 21, 1997 for purposes of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. In addition, the Company announced that it had waived the advance notice requirement set forth in its Bylaws for nominations for directors at the Annual Meeting. In lieu of such requirement, the Company intends to accept nominations from shareholders entitled to vote on the election of directors at the Annual Meeting up until the time action is taken with respect to the election of directors at the Annual Meeting.



     Following the decision to reschedule the date of the Annual Meeting, the Board of Directors of the Company also took action to expand the number of directors to five and elected Jeffrey S. Halis, the Company's largest shareholder, as director. Mr. Halis also has been nominated by the Board of Directors for election as a director at the Annual Meeting. See "Election of Directors."


RECORD DATE


     The Board of Directors of the Company has fixed May 21, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of Common Stock, par value $.01 per share, of the Company ("Common Stock") as of the Record Date are entitled to vote at the Annual Meeting or any adjournment thereof. On the Record Date, 4,468,414 shares of Common Stock were issued and outstanding. No cumulative voting rights are authorized, and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about May 23, 1997.


VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.


     The Company will only recognize the enclosed proxy with respect to matters to be acted upon at the Annual Meeting, and any proxies solicited under the Company's proxy statement dated March 27, 1997 will not be effective for purposes of actions to be taken at the Annual Meeting.


     In accordance with the Company's Articles of Incorporation and Georgia law, each share of Common Stock is entitled to one vote at the Annual Meeting.


     The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. Under Georgia law and the Bylaws of the Company, the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the subject matter is required with respect to the ratification of the appointment of Deloitte & Touche as the Company's independent auditors, the ratification of each of the 1997 Amended Stock Option Plans (as defined below) and any other matter that may properly come before the Annual Meeting. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have the effect of a negative vote against any proposal, except for the election of directors.


     As of the date of this Proxy Statement, management of the Company has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS


     In accordance with the Bylaws of the Company, the Board of Directors currently consists of five members. The Company's Articles of Incorporation divide the Board of Directors into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires. At the Annual Meeting on June 30, 1997, five nominees for director are to be elected to serve until the Annual Meeting of Shareholders in the years indicated below, or until their successors are elected and qualified. In accordance with the Bylaws of the Company, the mandatory retirement age for directors who are not employees of the Company is 70.



     The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board of Directors either (i) to elect substitute nominees recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than five directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR NIMROD T. FRAZER, T. WHIT ARMSTRONG, T. WAYNE DAVIS, J. CHRISTOPHER FLOWERS AND JEFFREY S. HALIS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN THE YEARS INDICATED BELOW, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.



NOMINEES FOR ELECTION -- TERM EXPIRING 1998



     J. CHRISTOPHER FLOWERS was elected to the position of director in October of 1996. Mr. Flowers is a General Partner and Managing Director of Goldman, Sachs & Co., New York, New York. Mr. Flowers has been a General Partner of Goldman, Sachs & Co. since December of 1988 and a Managing Director of Goldman, Sachs & Co. since December of 1996. Mr. Flowers is 39 years old.



     JEFFREY S. HALIS was elected to the position of director in April of 1997. Mr. Halis has been a General Partner of Halo Capital L.P., New York, New York, and the President of Halo Management Corp., New York, New York, since their formation in February of 1991. Halo Capital L.P. is an investment partnership, and Halo Management Corp. is an investment services company. Mr. Halis was formerly a director of KinderCare Learning Centers of Montgomery, Alabama. Mr. Halis is 42 years old.


NOMINEE FOR ELECTION -- TERM EXPIRING 1999


     NIMROD T. FRAZER was elected to the Board of Directors in August of 1990. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990. Mr. Frazer was Chairman of the Board of the Frazer Lanier Company, a regional investment banking firm, from 1976 to 1996 and was a Co-Founder. Mr. Frazer is past Chairman of the Water Works and Sanitary Sewer Board of the City of Montgomery, Alabama and a past director of Columbus Mills of Columbus, Georgia, Rockdale Industries of Decatur, Georgia, and Sterling Bank of Montgomery, Alabama. Sterling Bank is a wholly owned subsidiary of Synovus Financial Corp. of Columbus, Georgia. Mr. Frazer is 67 years old.


NOMINEES FOR ELECTION -- TERM EXPIRING 2000


     T. WHIT ARMSTRONG was elected to the position of director in June of 1990. Mr. Armstrong has been President and Chief Executive Officer of the Citizens Bank, Enterprise, Alabama, and its holding company, Enterprise Capital Corporation, Inc. in excess of five years. Mr. Armstrong is also a director of Alabama Power Company of Birmingham, Alabama. Mr. Armstrong is 50 years old.



     T. WAYNE DAVIS was elected to the position of director in June of 1990. Mr. Davis has been Chairman of the Board of Directors of General Parcel Service, Inc., a parcel delivery service, since January of 1989. He was a private investor from June of 1987 until becoming Chairman of General Parcel Service, Inc., and from January of 1981 to June of 1987, he was Vice President of Winn-Dixie Stores, Inc., food supermarkets. He is a director of Winn-Dixie Stores, Inc. of Jacksonville, Florida and Accustaff, Inc. of Jacksonville, Florida. Mr. Davis is 50 years old.



BANKRUPTCY PROCEEDING



     The Company filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on May 31, 1991. The Company's plan of reorganization was confirmed in February, 1992 and became effective on June 1, 1992. The Company's plan of reorganization was subsequently modified in August, 1993. At the time of the bankruptcy filing, and thereafter, Nimrod T. Frazer, Cheryl D. Davis and Amy
M. Dunaway were the President and Chief Executive Officer; the Chief Financial Officer, Vice President of Corporate Taxes and Secretary; and the Treasurer and Controller of the Company, respectively.


MEETINGS OF THE BOARD OF DIRECTORS


     During 1996, the Board of Directors of the Company held a total of five meetings. Except for Mr. Flowers, who was elected as a director in October of 1996, and for Mr. Halis, who was elected as a director in April of 1997, all members of the Board attended every meeting of the Board and, to the extent applicable, the committee on which such director served in 1996.



COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


     The Board of Directors has established a Compensation Committee. Messrs. Armstrong, Davis and Flowers are members of the Compensation Committee, and Mr. Davis is Chairman of the Committee. The Compensation Committee is responsible for reviewing, determining and establishing salaries, bonuses and other compensation for the Company's Chief Executive Officer and for administering the Company's stock option plans. The Compensation Committee held one meeting in 1996.

COMPENSATION OF DIRECTORS


     For all board and committee meetings which took place in 1996 and for all board and committee meetings prior to May 20, 1997, directors who were not employees of the Company received a quarterly retainer fee of $2,500 and fee of $1,000 for each Board meeting attended (including telephonic meetings), as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings and no additional compensation was paid to directors for attendance at committee meetings. For all board and committee meetings subsequent to May 20, 1997, directors who are not employees of the Company will receive a quarterly retainer fee of $5,000 and per meeting fees as follows: (i) $2,500 for each board meeting attended, other than a telephonic board meeting; (ii) $1,000 for each telephonic board meeting attended; (iii) $1,000 for each committee meeting attended; and (iv) $1,500 for each committee meeting attended by a Committee Chairperson. Such outside directors' fees are payable either in cash or in shares of the Company's Common Stock, at the election of the outside director. In addition, directors will continue to be entitled to reimbursement for out-of-pocket expenses incurred in attending all meetings.



     In 1996, Messrs. Armstrong and Davis each received one-time bonus payments equal to $469,245, in accordance with the Directors and Employees Incentive Bonus Program adopted on June 14, 1994 (the "Bonus Program"). The purpose of the Bonus Program was to provide certain members of the Board of Directors and certain employees with an incentive to continue to increase the value of the Company for the benefit of the Company's shareholders. The Bonus Program also provided certain directors with an incentive to continue to serve on the Board of Directors. The Bonus Program provided for a bonus pool equal to three percent (3%) of the total assets of the Company available for distribution after all creditors were paid in full. It was adopted at a time when there were not sufficient assets to pay creditors in full with interest as required by the Company's bankruptcy plan of reorganization. The bonus pool could not exceed $1.2 million. All bonuses were paid in 1996, as determined by the Board of Directors.



     Subject to shareholder ratification at the 1997 Annual Meeting, directors of the Company have received stock options pursuant to the 1997 Amended CEO Stock Option Plan and the 1997 Amended Outside Directors' Stock Option Plan. See "Ratification of Adoption of 1997 Amended Stock Option Plans."

        COMMON STOCK OWNERSHIP BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS


     The table below sets forth certain information regarding the beneficial ownership of Common Stock as of May 19, 1997 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the executive officers named below (the "Named Executive Officers"), (iii) each of the directors of the Company and (iv) all directors and executive officers of the Company as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" securities if that person has or shares the power to vote or dispose, or to direct the vote or disposition, of such securities. The person is also deemed to beneficially own any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities and a person may be deemed to beneficially own securities as to which he or she has no beneficial interest. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.



                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED    PERCENT OF CLASS(1)
------------------------------------                         ------------------    -------------------
NAMED EXECUTIVE OFFICERS
Nimrod T. Frazer...........................................        34,851               *
Cheryl D. Davis............................................             3               *
Amy M. Dunaway.............................................            87(2)            *
DIRECTORS OF THE COMPANY
Nimrod T. Frazer...........................................        34,851               *
  172 Commerce Street -- 3rd Floor
  Montgomery, Alabama 36104
T. Whit Armstrong..........................................         6,767(3)            *
  301 South Edwards Street
  Enterprise, Alabama 36330
T. Wayne Davis.............................................        94,036(4)            2.10%
  1910 San Marco Blvd.
  Jacksonville, Florida 32207
J. Christopher Flowers.....................................        23,820               *
  Goldman, Sachs & Co.
  85 Broad Street
  New York, New York 10004
Jeffrey S. Halis...........................................       289,945(5)            6.49%
  941 Park Avenue
  New York, New York 10028
All Named Executive Officers and directors
  of the Company as a group (7 persons)....................       449,509(6)           10.06%


---------------

  * Less than 1%. All individuals who are Named Executive Officers beneficially own, directly or indirectly, less than 1%.

(1) Based on an aggregate of 4,468,414 shares of Common Stock issued and outstanding as of May 19, 1997.


(2) Includes 54 shares of which Ms. Dunaway has shared voting power with her husband and 33 shares of which Ms. Dunaway has sole voting power.


(3) Includes 1,595 shares owned by Mr. Armstrong's minor son.


(4) Includes 116 shares held by Mr. Davis' minor child, 2,352 shares held by Mr. Davis' mother, 133 shares held by Mr. Davis' wife, 13,410 held in two trusts and 78,025 shares held in a private foundation for which Mr. Davis has voting and investment power but is not a beneficiary.


(5) Includes 256,845 shares of which Mr. Halis has shared voting power with Mr. Halis' wife and 33,100 shares of which Mr. Halis has sole voting power.


(6) Does not include options to purchase an aggregate of 250,000 shares that have been granted to the Company's Chief Executive Officer and other directors, subject to shareholder ratification, under the 1997 Amended CEO Stock Option Plan and the 1997 Amended Outside Directors' Stock Option Plan. See "Ratification of Adoption of 1997 Amended Stock Option Plans."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The table below sets forth certain information concerning the compensation paid for the years ended December 31, 1994, 1995 and 1996 for the Company's Chief Executive Officer and each of the other Named Executive Officers.


                                                        ANNUAL COMPENSATION               OTHER
                                                   ------------------------------         ANNUAL
NAME AND PRINCIPAL POSITION                        YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)(2)
---------------------------                        ----   ---------   -----------   ------------------
Nimrod T. Frazer.................................  1996    250,000            0                 0
  Chairman of the Board                            1995    250,000            0         1,193,585
  of Directors, President and                      1994    250,000            0                 0
  Chief Executive Officer
Cheryl D. Davis..................................  1996    116,405      121,060               693
  Chief Financial Officer,                         1995    106,213            0               540
  Vice-President of Corporate                      1994    100,050            0               420
  Taxes and Secretary
Amy M. Dunaway...................................  1996     80,327       80,327               482
  Treasurer and Controller                         1995     77,524            0               460
                                                   1994     73,025            0               399
All Named Executive Officers.....................  1996    446,732      201,387             1,175
  (3 persons) as a group                           1995    433,737            0         1,194,585
                                                   1994    423,075            0               819

---------------


(1) Amounts shown for Ms. Davis and Ms. Dunaway are for one-time bonuses paid pursuant to the Bonus Program. See "Report of Compensation Committee -- Cash Bonuses" for a discussion of the Bonus Program.


(2) Amounts shown for Ms. Davis and Ms. Dunaway are for premiums paid by the Company for term life insurance. The amount shown for Mr. Frazer represents a 1% commission paid on the gross sales price of American Savings of Florida, F.S.B. in accordance with a Commission Agreement dated March 4, 1993 between Mr. Frazer and the Company. The Company also makes available group medical insurance plans to all of its Named Executive Officers and employees.



                               EXECUTIVE OFFICERS



     Certain information concerning the executive officers of the Company is set forth below:



                                                                                      EXECUTIVE
NAME                                   AGE                 POSITION                 OFFICER SINCE
----                                   ---                 --------                 -------------
Nimrod T. Frazer.....................  67    Director, Chairman of the Board,
                                             President and Chief Executive Officer      1990
Cheryl D. Davis......................  37    Chief Financial Officer,
                                             Vice-President of Corporate Taxes,
                                               Secretary                                1991
Amy M. Dunaway.......................  40    Treasurer and Controller                   1991



     MR. FRAZER was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990. Mr. Frazer was Chairman of the Board of the Frazer Lanier Company, a regional investment banking firm, from 1976 to 1996 and was a Co-Founder. Mr. Frazer is past Chairman of the Water Works and Sanitary Sewer Board of Montgomery, Alabama and a past director of Columbus Mills of Columbus, Georgia, Rockdale Industries of Decatur, Georgia, and Sterling Bank, of Montgomery, Alabama. Sterling Bank is a wholly owned subsidiary of Synovus Financial Corp. of Columbus, Georgia.



     MS. DAVIS was named Chief Financial Officer and Secretary in April of 1991 and Vice President of Corporate Taxes in 1989. Ms. Davis has been employed with the Company since April of 1988.



     MS. DUNAWAY was named Treasurer and Controller in April of 1991. Ms. Dunaway has been employed with the Company since September of 1990.

                        REPORT OF COMPENSATION COMMITTEE


     The Compensation Committee of the Board of Directors (the "Compensation Committee") was created in 1996 and consists of Messrs. Armstrong, Davis and Flowers. None of the members of the Compensation Committee is an employee of the Company or any firm which does business with the Company. The Compensation Committee is responsible for (i) establishing the compensation of the Company's Named Executive Officers and (ii) considering the issuance of stock options for executive officers and directors. Mr. Frazer, the Company's Chief Executive Officer, is responsible for recommending to the Compensation Committee the compensation for the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is not anticipated that compensation to any executive officer of the Company during 1997 will exceed the $1 million threshold.


     Compensation Policy and Overall Objectives. The Company's executive compensation policy is designed to attract, retain and motivate executive officers needed to achieve its strategic and operating objectives and to maximize the Company's performance and shareholder value.

     The Company will support these goals through a compensation strategy of competitive salaries, annual incentives, and longer-term incentive opportunities. Compensation will consist of both fixed pay elements (base salary and benefits) and performance variable pay elements (annual and long-term incentives) to encourage and reward distinctive contributions to the success of the organization. Salary and benefit levels will reflect position responsibilities and strategic importance and will be targeted at market median base salary levels. Annual incentive payments will reward for significant contributions to annual financial and strategic non-financial performance, as defined by management, and will be targeted to deliver market median levels of total compensation. Long-term incentive opportunities will reward key executives for financial and non-financial performance that enhances shareholder value. Long-term incentive opportunities will be above market median levels.


     Position responsibilities will be the key determinant of fixed pay and individual performance will be the key determinant of variable pay. Performance will include consideration of Company results in varying degrees by position level. Performance standards will, to the extent possible, be defined and communicated in advance through a clear system of measurable objectives. Performance measures will be tailored to the specific responsibilities of each position. Employees will be responsible for, and rewarded on the basis of, accomplishment of defined results that contribute to the attainment of strategic objectives and performance goals.


     In light of the fact that the Company had not adopted stock option plans by the end of 1996, the components of its executive compensation program for 1996 included only base salaries and cash bonuses. The Company has retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for 1997 and thereafter. The consulting firm has recommended that the Company adopt a policy of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. In addition, the consultant has provided the Compensation Committee an analysis of senior executive compensation using published survey data for the financial services industry. The Compensation Committee considered these recommendations and the compensation analysis in establishing the base salaries for the Chief Executive Officer and the other executive officers for 1997.

     Base Salary. Each executive officer's base salary, including Mr. Frazer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During 1996, the base salary of each executive officer other than Mr. Frazer was increased by approximately 3.6% to 9.6% over each such executive officer's 1995 base salary. Mr. Frazer's base salary was not increased during 1996 over his 1995 base salary, and there is no increase for the executive officers' base salaries for 1997. The base salaries are slightly below median competitive levels.


     Cash Bonuses. To provide certain members of the Board of Directors and certain executive officers with an incentive to continue to increase the value of the Company for the benefit of the Company's former shareholders and to continue to serve on the Board of Directors, the Board of Directors adopted a directors and employees incentive bonus program (the "Bonus Program") on June 14, 1994. The Bonus Program provided for a bonus pool equal to three percent (3%) of the total assets of the Company available for distribution after all creditors were paid in full. The bonus pool could not exceed $1,200,000. At the time the Company did not have sufficient assets to pay creditors in full. Due to the Company's outstanding performance after June 14, 1994, the maximum bonus pool under the Bonus Program was earned and was paid in 1996, as determined by the Board of Directors, to employees and current directors of the Company other than Mr. Frazer, Mr. Flowers and Mr. Halis. All bonuses under the Bonus Program have been paid.


     The Compensation Committee has adopted an annual incentive plan, beginning in 1997. The annual incentive plan is designed to focus participants on key performance criteria that are consistent with the Company's short-term business plan and operating goals. Specific objectives of the plan are to establish direct links between performance achievement and awards, provide rewards commensurate with the achievement of specific operating results, and encourage individual effort toward achievement of corporate performance goals.

     Under the annual plan, existing officers will be eligible to participate. Going forward, any additional participants must be recommended by the CEO and approved by the Compensation Committee. Eligibility for bonuses will be based on performance which will be measured at the corporate and individual levels. Maximum bonuses will be set initially at 45% of base salary for Mr. Frazer and 20% of base salary for the other executive officers.


     Long Term Incentives; Amended Stock Option Plans. Long term incentives are to be provided pursuant to the 1997 Amended CEO Stock Option Plan, the 1997 Amended Outside Directors' Stock Option Plan and the 1997 Amended Omnibus Incentive Plan. Each of the three plans is subject to shareholder ratification and are described in greater detail at pages 10-13 of this Proxy Statement. No stock options were granted in 1996. In connection with the rescheduling of the date of the Annual Meeting and the expansion of the size of the Board of Directors, the Compensation Committee sought additional advice from its independent compensation consulting firm regarding appropriate compensation for the Company's CEO and outside directors. Based on the advice of its independent compensation consulting firm and deliberations among members of the Compensation Committee and Board of Directors, the Company decided to modify the compensation arrangements applicable to the CEO and outside directors. With respect to the outside directors, these modifications consisted principally of: (a) reducing the number of options awarded to outside directors from options to acquire 70,000 shares vesting in four equal installments over a three-year period to options to acquire 25,000 shares vesting in five equal installments over a four-year period; and (b) certain modifications to the retainer and meeting fees payable to non-employee directors which modifications are summarized elsewhere in this Proxy Statement under the caption "Compensation of Directors." With respect to the CEO, the Compensation Committee decided to reduce the number of options awarded to the CEO from options to acquire 200,000 shares to options to acquire 150,000 shares. In addition, the Compensation Committee also effected certain technical amendments to each of the 1997 Amended Stock Option Plans. These amendments were designed to, among other things, insure that the plans would comply with certain provisions of Section 162(m) of the Code, to accelerate vesting in the event of a change of control of the Company or in the event of the death or disability of a participant and to permit the transfer of options or awards to certain related entities.


                                          COMPENSATION COMMITTEE:

                                          T. Wayne Davis, Chairman
                                          T. Whit Armstrong
                                          J. Christopher Flowers

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 1997, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company for 1990 through 1996 and is considered by management of the Company to be well qualified. The Company has been advised by Deloitte & Touche LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1997.


          RATIFICATION OF ADOPTION OF 1997 AMENDED STOCK OPTION PLANS

                               (ITEMS 3, 4 AND 5)


     The Board of Directors of the Company has adopted a long-term incentive program. Under the program, the Board of Directors has approved, subject to ratification by the shareholders at the Annual Meeting, the 1997 Amended CEO Stock Option Plan (the "CEO Plan"), the 1997 Amended Outside Directors' Stock Option Plan (the "Directors' Plan"), and the 1997 Amended Omnibus Incentive Plan (the "Omnibus Plan") (collectively, the "1997 Amended Stock Option Plans"). The objectives of the long-term incentive program are to promote the success and enhance the value of the Company by providing flexibility in the Company's ability to attract, motivate and retain the services of key employees and directors. A total of 362,500 shares of Common Stock have been reserved for issuance under the program.



     The Company's success depends in large part on its ability to attract, motivate and retain key employees and directors. Stock options are a significant element of compensation for the Company's executive officers and directors. Options benefit the Company in a number of ways. For example, they tie compensation to Company performance; they conserve cash and reduce fixed costs; they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits shareholders generally; the exercise of options increases the Company's capital; and the Company is entitled to a tax deduction upon the exercise of nonstatutory options or the disqualifying disposition of incentive stock options.



     The complete text of each of the 1997 Amended Stock Option Plans is set forth in Appendices A through C to this Proxy Statement. The following are summaries of certain provisions of each of the 1997 Amended Stock Option Plans and are qualified in their entirety by reference to the full text of each of the 1997 Amended Stock Option Plans. None of the 1997 Amended Stock Option Plans will become effective unless shareholder ratification is obtained.



     With respect to each of the 1997 Amended Stock Option Plans, the aggregate number of shares issuable is subject to appropriate adjustment in the event of a stock split or other recapitalization.



     Summary of CEO Plan. The CEO Plan is administered by the Compensation Committee. Nimrod T. Frazer is the only eligible participant under the CEO Plan. Subject to shareholder ratification at the Annual Meeting, Nimrod T. Frazer, as Chief Executive Officer, has been granted options for 150,000 shares of Common Stock under the CEO Plan, each option having an exercise price equal to $10.50, which represents the closing price of the Company's Common Stock on April 1, 1997. April 1, 1997 represented the first day of trading in the Company's Common Stock following the distribution of the Common Stock to the Company's former shareholders on March 27, 1997. The right to purchase the shares granted under the CEO Plan will vest in four equal installments of 37,500 shares each, beginning on the date of the Annual Meeting in 1997, and thereafter vesting on January 1, 1998, January 1, 1999 and January 1, 2000; provided, however, that such shares will vest only so long as Mr. Frazer is the CEO of the Company as of such date. The right to purchase shares granted under the CEO Plan also will be accelerated in the event of a change of control of the Company as defined under the CEO Plan or in the event of the death or disability of the CEO. The options granted under the CEO Plan must be exercised no later than the earlier of January 1, 2007, or 60 days after the CEO ceases to be an employee of the Company other than by reason of death, mandatory retirement or disability. All options granted and vested must be exercised within 12 months of the CEO's death or three years after mandatory retirement or disability. The CEO Plan may be amended or terminated at any time by the Board of Directors, provided, however, that any material amendment shall be subject to shareholder approval.



     Summary of Directors' Plan. The Directors' Plan is administered by the Company's chief executive officer. The Company's current outside directors, T. Wayne Davis, T. Whit Armstrong, J. Christopher Flowers and Jeffrey S. Halis, are the only eligible participants under the Directors' Plan. Subject to shareholder ratification at the Annual Meeting, T. Wayne Davis, T. Whit Armstrong, J. Christopher Flowers and Jeffrey S. Halis, each have been granted options for 25,000 shares of Common Stock under the Directors' Plan. The exercise price for each stock option issued under the Directors' Plan will be equal to $10.8125, which represents the average of the high and low bid prices for a share of the Company's Common Stock on the date of the grant, May 20, 1997. The right to purchase options granted each of the four outside directors under the Directors' Plan will vest in five equal installments, with the first 5,000 shares vesting upon their election as Directors on the date of the Annual Meeting in 1997, and the remaining shares vesting in equal 5,000 share installments on January 1, 1998, January 1, 1999, January 1, 2000 and January 1, 2001; provided, however, that such shares will vest only so long as the director is elected and remains a director of the Company. The right to purchase shares granted under the Directors' Plan also will be accelerated in the event of a change of control of the Company as defined under the Directors' Plan or in the event of the death or disability of the director. No option granted under the Directors' Plan may be exercised later than the earlier of January 1, 2007, or 60 days after the director ceases to be a director of the Company other than by reason of death, mandatory retirement or disability. All options granted and vested must be exercised within 12 months of the death of a director or three years after mandatory retirement or disability. The Directors' Plan may be amended or terminated at any time by the Board of Directors, provided, however, that any material amendment shall be subject to shareholder approval.



     Summary of Omnibus Plan. The Company has established an Omnibus Plan for the benefit of key employees other than the CEO and current directors, subject to shareholder approval. The Omnibus Plan will be administered by the Compensation Committee. A total of 112,500 shares of Common Stock has been reserved for issuance under the Omnibus Plan which provides generally for stock appreciation awards, restricted stock awards, incentive stock options and nonqualified stock options. No individual participant may receive awards with respect to more than 100,000 shares of Common Stock under the Omnibus Plan. As of this date, no awards have been made and no options have been granted under the Omnibus Plan.



     The Compensation Committee determines the persons to whom, and the times at which, options and awards are granted, the types of options to be granted, the number of shares and the exercise price of each option or grant, and all of the related terms, conditions and provisions. In making the awards, the Compensation Committee will take into account various factors including, but not limited to, the employee's or director's responsibilities, past, present and potential contributions to the success of the Company, and anticipated years of future service. Although the Compensation Committee has discretion in granting options and awards, no option shall have a term longer than ten years, and the exercise price of each option may not be less than 100 percent of the fair market value of the Company's Common Stock on the date of the grant. The Omnibus Plan generally provides for options and awards that are vested to be cancelled if not exercised within a specified period of time after termination of the optionee's service as an employee or director. The Omnibus Plan may be amended or terminated at any time by the Board of Directors, provided, however, that the Board of Directors may condition any amendment on shareholder approval if such approval is necessary or advisable and that any material amendment shall be subject to shareholder approval.

     The following table sets forth the options granted under the CEO Plan and the Directors' Plan. As of the date hereof, no awards have been made under the Omnibus Plan.


                               NEW PLAN BENEFITS


                                                   CEO PLAN                         DIRECTORS' PLAN
                                       ---------------------------------   ---------------------------------
                                                         NUMBER OF UNITS                     NUMBER OF UNITS
          NAME AND POSITION            DOLLAR VALUE($)      (OPTIONS)      DOLLAR VALUE($)      (OPTIONS)
          -----------------            ---------------   ---------------   ---------------   ---------------
Nimrod T. Frazer.....................       *                150,000           N/A               N/A
  Chairman of the Board of Directors,
  President and Chief Executive
  Officer
Cheryl D. Davis......................      N/A               N/A               N/A               N/A
  Chief Financial Officer,
  Vice-President of Corporate Taxes
  and Secretary
Amy M. Dunaway.......................      N/A               N/A               N/A               N/A
  Treasurer and Controller
Executive Group......................       *                150,000           N/A               N/A
Non-Executive Director Group.........      N/A               N/A                +                100,000
Non-Executive Officer Employee
  Group..............................      N/A               N/A               N/A               N/A


---------------


* Undeterminable at this time. Options granted under the CEO Plan vest in four equal installments over a period of three years and expire on January 1, 2007, unless earlier terminated in accordance with the terms of the plan. The exercise price for the options granted under the CEO Plan is $10.50, which represents the closing price of the Company's Common Stock on April 1, 1997. The market price for a share of Common Stock at the close of business on May 20, 1997 was $11.


+ Undeterminable at this time. Options granted under the Director's Plan vest in five equal installments over a period of four years and expire on January 1, 2007, unless earlier terminated in accordance with the terms of the plan. The exercise price for the options granted under the Director's Plan is $10.8125, which represents the average of the high and low bid prices for a share of the Common Stock on May 20, 1997. The market price for a share of Common Stock at the close of business on May 20, 1997 was $11.


FEDERAL INCOME TAX CONSEQUENCES.

     Nonqualified Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon the sale of the shares by the optionee, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

     Incentive Stock Options. An optionee will not be required to recognize taxable income upon the grant or exercise of an incentive stock option (an "ISO") under the Omnibus Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing an alternative minimum taxable income that may result in an alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount for Federal income tax purposes. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.


     Stock Appreciation Rights. A participant will not realize any taxable income upon the award of a stock appreciation right under the Omnibus Plan, but will realize ordinary income in an amount equal to the cash and the fair market value of any stock received upon the exercise of such stock appreciation right. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the participant.

     Restricted Stock. A participant who receives a restricted stock award under the Omnibus Plan will have the right to file an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election") with the Internal Revenue Service and the Company not later than 30 days after the transfer of the restricted stock to the participant. If a participant makes a
Section 83(b) Election, he or she will recognize ordinary income in an amount equal to the fair market value of the restricted stock received on the date of the award, determined without regard to the restrictions applicable to such stock, and the Company will be entitled to a deduction at that time in the same amount. The participant then would recognize capital gain or loss upon sale of the stock after expiration of the applicable restriction period, but would not recognize any taxable loss if the stock is forfeited by the participant prior to the expiration of the applicable restriction period.

     A participant who does not make a timely Section 83(b) Election upon receipt of a restricted stock award will recognize ordinary income equal to the fair market value of the stock upon expiration of the restriction period applicable to such stock. In that case the Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the participant upon expiration of the applicable restriction period.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS CONSIDERS THE COMPANY'S LONG-TERM INCENTIVE PROGRAM AND THE GRANTING OF THE STOCK OPTIONS CONTEMPLATED THEREIN TO BE IMPORTANT TO THE COMPANY'S ABILITY TO COMPETE FOR TOP TALENT AND A SIGNIFICANT INCENTIVE TO PROMOTE THE COMPANY'S SUCCESS AND, THEREFORE, IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 CEO STOCK OPTION PLAN, THE 1997 OUTSIDE DIRECTORS' STOCK OPTION PLAN AND THE 1997 OMNIBUS INCENTIVE PLAN.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities and any changes therein. This proxy statement is being sent to shareholders in the same year as the registration of the Common Stock under the Exchange Act. Consequently, the foregoing reporting requirements did not apply to such persons in 1996.


INFORMATION STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS


     The Company has provided herewith to each shareholder as of the Record Date a copy of an Information Statement and Annual Report to Shareholders that forms the basis for the Company's Registration Statement on Form 10, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission on March 27, 1997.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS


     In order to ensure that all of the Company's shareholders would have the opportunity to participate fully in the Annual Meeting, the Company has waived the advance notice provisions in its Bylaws with respect to shareholder nominations for director and intends to accept nominations from shareholders entitled to vote on the election of directors at the Annual Meeting up until the time action is taken with respect to the election of directors at the Annual Meeting. In future years, only persons nominated in accordance with the procedures set forth in the Company's Articles of Incorporation and Bylaws will be eligible for election as directors. Under the Company's Articles of Incorporation and Bylaws, any shareholder entitled to vote for the election of directors may submit to the Board of Directors nominations for the election of directors only by giving written notice (such notice to include a statement of the qualifications of the nominee) to the Secretary of the Company at least sixty (60) days but not more than ninety (90) days prior to the annual meeting of shareholders at which directors are to be elected.


SHAREHOLDER PROPOSALS


     Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received no later than January 22, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.


EXPENSES OF SOLICITATION


     The Company will bear the costs of the proxy solicitation. In addition to this solicitation of proxies by mail, some officers and employees of the Company, without additional compensation, may solicit proxies personally or by telephone, facsimile or cable. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record and will reimburse such persons for handling such materials. In addition, the Company has retained Georgeson & Co., Inc., New York, New York, to aid in the solicitation of proxies at a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses incurred by that firm on behalf of the Company.


                                          By Order of the Board of Directors
                                      /s/ Cheryl D. Davis
                                          Cheryl D. Davis
                                          Secretary

                             ---------------------

     THE INFORMATION STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996, ACCOMPANIES THIS PROXY STATEMENT. THE INFORMATION STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                             ---------------------

                                   APPENDIX A

                             THE ENSTAR GROUP, INC.

                       1997 AMENDED CEO STOCK OPTION PLAN



     This is the 1997 Amended CEO Stock Option Plan of The Enstar Group, Inc., a Georgia corporation (the "Company").


     SECTION 1. Purpose. The Company is adopting The Enstar Group, Inc. 1997 CEO Stock Option Plan (the "Plan") to secure and retain the services of the chief executive officer ("CEO") of the Company by giving him an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide an incentive to, the current CEO of the Company, thus facilitating the continued growth and financial success of the Company.


     SECTION 2. Administration. The Plan shall be interpreted and administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall have the exclusive authority to interpret the Plan. The decision of the Committee with respect to matters concerning the Plan shall be final, conclusive, and binding on both the Company and the Participant.


     SECTION 3. Participant. The only Participant (the "Participant") in the Plan shall be Nimrod T. Frazer.


     SECTION 4. Grant of Options. Subject to approval by the shareholders of the Company, the Company hereby grants Participant an option ("Option") to acquire 150,000 shares of the Common Stock of the Corporation. The Option is a nonqualified option and is not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").



     SECTION 5. Stock Subject to Options. The Company has authorized and reserved for issuance upon the exercise of Options pursuant to the Plan an aggregate of one hundred and fifty thousand (150,000) shares of $.01 par value Common Stock of the Company (the "Shares"). If the Option is cancelled, expires or terminates without the Participant exercising it in full, it shall be cancelled.



     The Company shall adjust the total number of Shares and any outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Company shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Company shall not adjust outstanding Options for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.


     After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options, the CEO shall receive at no additional cost upon the exercise of his Option, subject to any required action by shareholders and in lieu of the number of Shares as to which he would otherwise exercise the Option, the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Participant to receive, if, at the time of the merger, consolidation, or other reorganization, the Participant had been a holder of record of the number of Shares as to which he could exercise the Option. Comparable rights shall accrue to the Participant in the event of successive mergers, consolidations or other reorganizations.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any adjustments may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     SECTION 6. Terms and Conditions of Option. The Option granted pursuant to the Plan shall be evidenced by an agreement in the form and containing the terms and conditions as the Committee or the Board of Directors of the Company from time to time may determine, provided that such agreement shall:


          (a) state the number of Shares to which it pertains (150,000);



          (b) state the option exercise price, which shall be the closing price thereof on the initial trading day after the Company's Common Stock is registered;


          (c) state the terms and conditions for payment;

          (d) provide that such Option shall vest as follows:


             (i) The right to purchase 37,500 shares (25% of the shares available under such Option) shall vest on the date of the Company's first annual meeting after the distribution of the Company's Common Stock (subject to ratification of the Plan by the shareholders of the Company);



             (ii) The right to purchase an additional 37,500 shares (25% of the shares available under the Option) shall vest on January 1, 1998; provided the Participant is the CEO of the Company as of such date;



             (iii) The right to purchase an additional 37,500 shares (25% of the shares available under the Option) shall vest on January 1, 1999; provided the Participant is the CEO of the Company as of such date;



             (iv) The right to purchase an additional 37,500 shares (25% of the shares available under the Option) shall vest on January 1, 2000; provided the Participant is the CEO of the Company as of such date;



             (v) The right to purchase all of the shares (100% of the shares available under the Option) shall vest upon a Change of Control of the Company (as hereinafter defined); provided the Participant is the CEO of the Company immediately prior to the first public announcement concerning such Change of Control of the Company;



             (vi) The right to purchase all of the shares (100% of the shares available under the Option) shall vest upon the death or disability (as defined in Code Section 22(e)(3)) of the Participant; provided the Participant is the CEO of the Company immediately prior to such death or disability;



          (e) provide that the Option is not transferable by the Participant other than pursuant to (1) the last will and testament of the Participant, or (2) the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant (except as set forth in Subsection (g) of this Section); provided, however, the Participant shall be entitled to transfer the Option to or among his spouse, children and grandchildren or to one or more trusts or partnerships in which one or more of such persons hold the primary beneficial interests; and provided, further, that the Committee may allow transferability in other appropriate circumstances;


          (f) provide that the Option shall terminate no later than the earlier of (a) January 1, 2007, or (b) sixty (60) days after the date the Participant ceases to be a CEO of the Company other than by reason of death, mandatory retirement or disability (as defined in Code Section 22(e)(3));


          (g) provide that if a Participant dies while a CEO of the Company, the Option may be exercised by a legatee or legatees of the Participant under his last will and testament, or by his personal representative or representatives, at any time within one (1) year (or within such lesser period as may be specified in the applicable option agreement) after the Participant's death but in no event may the Option be exercised later than January 1, 2007; and


          (h) provide that the Option may be exercised at any time within three
     (3) years after the mandatory retirement or disability (within the meaning of Code Section 22(e)(3)) of the Participant, but in no event may the Option be exercised later than January 1, 2007.

     The Company may require the Participant, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.


     Such Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.



     For purposes hereof, a Change of Control of the Company shall be deemed to have occurred upon: (a) the adoption of a plan of merger or consolidation or share exchange of or by the Company with any other corporation as a result of which the holders of the outstanding Shares of the Company as a group would receive less than fifty percent (50%) of the voting common stock of the surviving or resulting or acquiring corporation; (b) the adoption of a plan of liquidation or the approval of the dissolution of the Company; or (c) the sale or transfer of all or substantially all of the assets of the Company.


     SECTION 7. Acceleration, Extension. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan vest and may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.


     SECTION 8. Term of Plan. The effective date of the Plan shall be January 20, 1997, subject to subsequent shareholder ratification of the Plan.


     SECTION 9. Exercise of Option by Participant. The Participant shall pay the Company the purchase price of the Shares as set forth in the Agreement, which may provide that payment will be made (a) in cash, (b) by delivery to the Company of Shares that have been owned by the holder for at least six (6) months prior to the date of exercise, such Shares being credited at their fair market value, as determined by the Committee in its sole discretion, (c) by receipt of the exercise price in cash from a broker, dealer, or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer, or other creditor of that number of Shares with respect to which the Option is exercised, or (d) in any other form or manner as is acceptable to the Company.

     Until the Participant receives stock certificates from the Company that reflect the Shares accruing to the Participant upon the exercise of the Option, the Participant shall have no rights as a shareholder with respect to the Shares the Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the date of that stock certificate, except as the Plan otherwise provides.

     SECTION 10. Withholding Taxes. Whenever the Company proposes or is required to issue Shares to an optionee who is or was an employee of the Company, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.


     SECTION 11. Assignability. Except as Section 6(e) of the Plan permits, no Option or any of the rights and privileges thereof accruing to Participant shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option, right or privilege shall be subject to execution, attachment or similar process.


     SECTION 12. No Right to Continue as CEO. No provision in the Plan or any Option shall confer upon Participant any right to continue as the CEO of the Company.


     SECTION 13. Amendment and Termination. The Board of Directors (or the Committee) at any time may amend or terminate the Plan, provided, however, that any material amendment hereto shall be subject to shareholder approval.

     SECTION 14. Choice of Law. The laws of the State of Georgia shall govern the Plan.


     SECTION 15. Approval of Stockholders. The Company shall submit the Plan to its shareholders for ratification within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Options under the Plan immediately void and of no effect.

                                   APPENDIX B

                             THE ENSTAR GROUP, INC.

               1997 AMENDED OUTSIDE DIRECTORS' STOCK OPTION PLAN



     This is the 1997 Amended Outside Directors' Stock Option Plan of The Enstar Group, Inc., a Georgia corporation (the "Company").



     SECTION 1. Purpose. The Company is adopting The Enstar Group, Inc. 1997 Amended Outside Directors' Stock Option Plan (the "Plan") to secure and retain the services of directors of the Company (who are not also employees of the Company) (the "Outside Directors") by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide an incentive to, the current Outside Directors of the Company, thus facilitating the continued growth and financial success of the Company. The Plan will be administered by the Chief Executive Officer of the Company (the "CEO").



     SECTION 2. Participants. The only participants (the "Participants") in the Plan shall be the current Outside Directors of the Company, namely T. Wayne Davis, T. Whit Armstrong, J. Christopher Flowers and Jeffrey S. Halis.



     SECTION 3. Grant of Options. Subject to approval by the shareholders of the Corporation, the Corporation hereby grants each Participant an option ("Option") to acquire 25,000 shares of the Common Stock of the Corporation. Each Option is a nonqualified option and is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").



     SECTION 4. Stock Subject to Options. The Company has authorized and reserved for issuance upon the exercise of Options pursuant to the Plan an aggregate of one hundred thousand (100,000) shares of $.01 par value Common Stock of the Company (the "Shares"). If any Option is canceled, expires or terminates without the respective Participant exercising it in full, it shall be canceled and shall not be reissued to another Participant.



     The Company shall adjust the total number of Shares and any outstanding Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Company shall not issue fractional shares as a result of any of these changes, and shall eliminate from the outstanding Options any fractional shares that result from a change. The Company shall not adjust outstanding Options for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.


     After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options, each Participant shall receive at no additional cost upon the exercise of his Option, subject to any required action by shareholders and in lieu of the number of Shares as to which he would otherwise exercise the Option, the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Participant to receive, if, at the time of the merger, consolidation, or other reorganization, the Participant had been a holder of record of the number of Shares as to which he could exercise the Option. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or other reorganizations.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any adjustments may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     SECTION 5. Terms and Conditions of All Options. Each Option granted pursuant to the Plan is subject to the following terms and conditions:


          (a) the Option pertains to 25,000 shares;



          (b) the Option exercise price shall be the average of the high and low bid price on the date of the grant, May 20, 1997;


          (c) each Option shall vest as follows:


             (i) The right to purchase 5,000 shares (20% of the shares available under each Option) shall vest on the date of the Company's first annual meeting after the distribution of the Company's Common Stock; provided the Participant is elected as a Director of the Company by the shareholders at such meeting;



             (ii) The right to purchase an additional 5,000 shares (20% of the shares available under the Option) shall vest on January 1, 1998; provided the Participant is a Director of the Company as of such date;



             (iii) The right to purchase an additional 5,000 shares (20% of the shares available under the Option) shall vest on January 1, 1999; provided the Participant is a Director of the Company as of such date;



             (iv) The right to purchase an additional 5,000 shares (20% of the shares available under the Option) shall vest on January 1, 2000; provided the Participant is a Director of the Company as of such date;



             (v) The right to purchase an additional 5,000 shares (20% of the shares available under the Option) shall vest on January 1, 2001; provided the Participant is a Director of the Company as of such date;



             (vi) The right to purchase all of the shares (100% of the shares available under the Option) shall vest upon a Change of Control of the Company (as hereinafter defined); provided the Participant is a Director of the Company immediately prior to the first public announcement concerning such Change of Control of the Company;



             (vii) The right to purchase all of the shares (100% of the shares available under the Option) shall vest upon the death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of the Participant; provided the Participant is a Director of the Company immediately prior to such death or disability;



          (d) the Option is not transferable by the Participant other than pursuant to (1) the last will and testament of the Participant, or (2) the applicable laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant (except as set forth in Subsection (f) of this Section); provided, however, the Participant shall be entitled to transfer the Option to or among his spouse, children and grandchildren, or to one or more trusts or partnerships in which one or more of such persons hold the primary beneficial interest; and provided, further that the Company may allow transferability in other appropriate circumstances;


          (e) the Option shall terminate no later than the earlier of (a) January 1, 2007, or (b) sixty (60) days after the date the Participant ceases to be a Director of the Company other than by reason of death, mandatory retirement or disability (as defined in Code Section 22(e)(3));


          (f) if a Participant dies while a Director of the Company, the Option may be exercised by a legatee or legatees of the Participant under his last will and testament, or by his personal representative or representatives, at any time within one (1) year after the Participant's death but in no event may the Option be exercised later than January 1, 2007; and

          (g) the Option may be exercised at any time within three (3) years after the mandatory retirement or disability (within the meaning of Code
     Section 22(e)(3)) of the Participant but in no event may the Option be exercised later than January 1, 2007.

     The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.


     Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.



     For purposes hereof, a Change of Control of the Company shall be deemed to have occurred upon: (a) the adoption of a plan of merger or consolidation or share exchange of or by the Company with any other corporation as a result of which the holders of the outstanding Shares of the Company as a group would receive less than fifty percent (50%) of the voting common stock of the surviving or resulting or acquiring corporation; (b) the adoption of a plan of liquidation or the approval of the dissolution of the Company; or (c) the sale or transfer of all or substantially all of the assets of the Company.



     SECTION 6. Term of Plan. The effective date of the Plan shall be May 20, 1997, subject to subsequent shareholder ratification of the Plan.


     SECTION 7. Exercise of Option by Participant. The Participant shall pay the Company the purchase price of the Shares (a) in cash, (b) by delivery to the Company of Shares that have been owned by the holder for at least six (6) months prior to the date of exercise, such Shares being credited at their fair market value, as determined by the CEO in his or her sole discretion, (c) by receipt of the exercise price in cash from a broker, dealer, or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer, or other creditor of that number of Shares with respect to which the Option is exercised, or (d) in any other form or manner as is acceptable to the Committee.

     Until the Participant receives stock certificates from the Company that reflect the Shares accruing to the Participant upon the exercise of the Option, the Participant shall have no rights as a shareholder with respect to the Shares the Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the date of that stock certificate, except as the Plan otherwise provides.

     SECTION 8. Withholding Taxes. Whenever the Company proposes or is required to issue Shares to a Participant who is or was an employee of the Company, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.


     SECTION 9. Assignability. Except as Section 5(d) of the Plan permits, no Option or any of the rights and privileges thereof accruing to a Participant shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option, right or privilege shall be subject to execution, attachment or similar process.

     SECTION 10. No Right to Continue as a Director. No provision in the Plan or any Option shall confer upon any Participant any right to continue as a Director of the Company.

     SECTION 11. Amendment and Termination. The Board of Directors at any time may amend or terminate the Plan, provided, however, that any material amendment hereto shall be subject to shareholder approval.

     SECTION 12. Choice of Law. The laws of the State of Georgia shall govern the Plan.


     SECTION 13. Approval of Stockholders. The Company shall submit the Plan to its shareholders for ratification within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Options immediately void and of no effect.

                                   APPENDIX C

                             THE ENSTAR GROUP, INC.

                      1997 AMENDED OMNIBUS INCENTIVE PLAN



     This is the 1997 Amended Omnibus Incentive Plan of The Enstar Group, Inc., a Georgia corporation (the "Company").


     SECTION 1.  Name, Purpose and Definitions.

     1.1 Name and Purpose. The Company is adopting The Enstar Group, Inc. 1997 Omnibus Incentive Plan (the "Plan") to secure and retain the services of officers, key employees, and directors of the Company by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide an incentive to, the individuals who are primarily responsible for the regular operations of the Company and for shaping and carrying out the long term plans of the Company, thus facilitating the continued growth and financial success of the Company.

     1.2 Definition. Whenever used in the Plan, the following terms shall have the meaning set forth below:

          (a) "Affiliate" shall mean any affiliate or subsidiary (direct or indirect) of the Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

          (b) "Award" shall mean, individually and collectively, any Option, Stock Appreciation Rights, or Restricted Stock granted under the Plan.

          (c) "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

          (d) "Board of Directors" shall mean the Board of Directors of the Company.

          (e) "Committee" shall mean a committee composed of not fewer than two
     (2) members of the Board of Directors, all of which shall be "disinterested" persons as defined in Section 2 hereof.

          (f) "Common Stock" shall mean the Common Stock of The Enstar Group,
     Inc.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Company" shall mean The Enstar Group, Inc.

          (i) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

          (j) "Employee" shall mean any person who is currently employed by the Company or an Affiliate.


          (k) "Effective Date" shall mean May 20, 1997, provided, however, that the Plan's adoption is subject to ratification by the shareholders of the Company at the Company's first annual meeting after the Company's Common Stock is distributed to its former shareholders.


          (l) "Fair Market Value" shall mean the fair market value of Common Stock on the date of a grant or exercise of an Award, as the case may be, as determined by a methodology adopted by the Board of Directors or the Committee.

          (m) "Incentive Stock Option" shall mean a stock option within the meaning of Section 422 of the Code granted pursuant to Section 4.1(a).

          (n) "Nonqualified Stock Option" shall mean an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1(b).

          (o) "Option" shall mean, individually and collectively, an Incentive Stock Option and a Nonqualified Stock Option to purchase Common Stock.

          (p) "Option Price" shall mean the price per share of Common Stock set by the grant of an Option, but in no event less than the Fair Market Value of the Option.

          (q) "Participant" shall mean those officers, key employees and directors of the Company, and its Affiliates to whom Awards may be granted.

          (r) "Restricted Stock" shall mean an Award granted pursuant to Section 4.1(d).

          (s) "Separation Date" shall mean, as determined by the Committee, the date on which a Participant's employment with the Company or an Affiliate terminates for reasons other than his transfer of employment to another Employing Company; and in the case of a Participant who is solely a director shall mean the date of such Participant is no longer a director of the Company. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee at its sole discretion.

          (t) "Stock Appreciation Rights" or "SAR's" shall mean a right to any appreciation in shares of Common Stock granted pursuant to Section 4.1(c).

     SECTION 2. Administration. The Board of Directors shall appoint at least two of its members to a committee (the "Committee") that will administer the Plan on behalf of the Company. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934 (if applicable), no person shall be appointed as a member of the Committee who is, or within one year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an affiliate, if such grant or award would cause that person not to be "disinterested" for purposes of Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934.

     Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it shall deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     The Committee shall also have complete and conclusive authority to (1) interpret the Plan, (2) prescribe, amend, and rescind rules and regulations relating to it, (3) determine the terms and provisions of the agreements the Company makes with Participants (the "Agreement"), the terms of which need not be identical, and (4) make all other determinations necessary or advisable for the administration of the Plan. With respect to each Award granted hereunder, the Agreement evidencing the grant shall specifically state whether the Option is an Incentive Stock Option, a Nonqualified Stock Option, an Award of Restricted Stock or an Award of SAR's.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     SECTION 3. Eligibility. The Committee shall grant Awards only to officers, key employees, and directors of the Company or its Affiliates; provided, however, that an Incentive Stock Option may only be granted if such individual is an employee of the Company or an Affiliate. Subject to the limits set forth in this

Plan, the Committee at any time may grant additional Awards to directors, officers or key employees to whom the Committee had previously granted Awards, so that a Participant may hold more than one Award at the same time.

     SECTION 4.


     4.1 Awards. The Committee shall determine the forms and amounts of Awards for Participants; provided that in no event shall any Award be effective until the shareholders of the Company have ratified the Plan. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under the Plan need not be uniform and Awards under two (2) or more paragraphs may be combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Such Awards may take the following forms, in the Committee's sole discretion:


          (a) Incentive Stock Options -- These shall be stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, (2) shall not have an Option Price less than the Fair Market Value of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Section 422 of the Code, and (4) shall be designated as an "Incentive Stock Option" by the Committee. The aggregate Fair Market Value of Common Stock determined at the time of each grant for which any Participant may exercise Incentive Stock Options under this Plan for any calendar year shall not exceed $100,000. Subject to the provisions of Section 5.1 hereof, no Incentive Stock Option may be exercised during the first twelve (12) months following its grant.

          (b) Nonqualified Stock Options -- These shall be stock options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, a Nonqualified Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, and (2) shall not have an Option Price less than 100% of the Fair Market Value of Common Stock on the date the Nonqualified Stock Option is granted. Subject to the provisions of Section 5.1 hereof, no Nonqualified Stock Options granted under this Plan may be exercised during the first twelve (12) months following its grant.

          (c) Stock Appreciation Rights -- These shall be rights that on exercise entitle the holder to receive the excess of (1) the Fair Market Value of Common Stock on the date of exercise over (2) its Base Value multiplied by (3) the number of SAR's exercised. Such rights shall be satisfied in cash, stock, or a combination thereof, as determined by the Committee. Stock Appreciation Rights granted under the Plan may be granted in the sole discretion of the Committee in conjunction with an Incentive Stock Option or Nonqualified Stock Option under the Plan. The Committee may impose such conditions or restrictions on the exercise of SAR's as it deems appropriate and may terminate, amend, or suspend such SAR's at any time. Subject to the provisions of Section 5.1 hereof, no SAR's granted under this Plan shall be exercised less than one (1) year or more than ten (10) years after the date it is granted.

          (d) Restricted Stock -- Restricted Stock shall be shares of Common Stock held by the Company for the benefit of a Participant without payment of consideration, with restrictions or conditions upon the Participant's right to transfer or sell such shares. The following provisions shall be applicable to Restricted Stock Awards:

             (1) Each certificate for Restricted Stock shall be registered in the name of the Participant and shall be deposited by him with the Company, together with a stock power endorsed in blank.

             (2) At the time of making a Restricted Stock Award, the Committee shall establish the "Restriction Period" applicable thereto. Such Restriction Period shall range from three (3) to ten (10) years as determined by the Committee. The Committee may provide for the annual lapse of restrictions with respect to a specified percentage of the Restricted Stock, provided the Participant satisfies all eligibility requirements at such time.

             (3) The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Common Stock and exercise all other shareholder's rights except the following:

                (i) the Participant shall not be entitled to delivery of the stock certificate during the Restriction Period,

                (ii) the Company shall retain custody of the Restricted Stock during the Restriction Period, and

                (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

             (4) The Committee may, in its sole discretion, prescribe such additional restrictions, terms, or conditions upon or to the Restricted Stock Awards as it may deem necessary or appropriate.

     4.2 Individual Agreements. After the Committee determines a form and amount of a Participant's Award, it shall cause the Company to enter into such written agreement or agreements with the Participant setting forth the form and amount of the Award and any conditions and restrictions on the Award imposed by the Plan and the Committee.

     4.3 Exercise and Payment. Options may be exercised from time to time by giving notice to the Committee, specifying the number of shares to be purchased. Notice of exercise shall be accompanied by payment in full of the Option Price in cash. The Committee, in its discretion, may permit the Option Price to be paid in whole or in part through the transfer to the Company of shares of Common Stock previously acquired by the Participant; provided, however, that the shares so transferred shall have been held by the Participant for a period of more than six (6) months and no Restricted Stock may be transferred as payment of the Option Price. In the event the Option Price is paid, in whole or in part, with shares of Common Stock, such shares shall be valued at their Fair Market Value, as of the date of exercise of the Option. Such shares shall be delivered, along with any portion to be paid in cash, within five (5) days after the date of exercise. If the Participant fails to pay the Option Price within such five (5) day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the exercise of the Option. The Company shall not issue or transfer Common Stock upon the exercise of an Option until the Option Price is fully paid.


     4.4 Transfer of Awards. The Committee may, in its discretion, provide that any Award may be transferred by a Participant to or among his spouse, children and grandchildren or to one or more trusts or partnerships in which one or more of such persons hold the primary beneficial interests, or the Committee may allow transferability in other appropriate circumstances.


     SECTION 5.

     5.1 Termination of Employment. A Participant whose employment terminates for reasons other than retirement, Disability, or death shall, in the discretion of the Committee, have no right to receive any benefit or payment for existing Awards under the Plan. Any outstanding Award shall terminate on the Participant's Separation Date; provided, however, that the Committee, in its sole discretion, may permit the exercise of any outstanding Award after the Participant's Separation Date, but in no event beyond the earlier of (a) three
(3) months from the Participant's Separation Date or (b) the expiration date of the Award, to the extent exercisable on such Participant's Separation Date.

     5.2 Death of a Participant. In the event of the death of a Participant prior to the exercise of all Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights granted to such Participant, the administrator of the deceased Participant's estate, the executor under his will, or the person or persons to whom the Options or SAR's shall have been validly transferred by such executor or administrator pursuant to the will or laws of interstate succession shall have the right, within one year from the date of such

Participant's death, but not beyond the expiration date of the Options or SAR's, to exercise such Options or SAR's to the extent exercisable on such Participant's Separation Date.

     5.3 Retirement. (a) In the event of the termination of a Participant's employment due to his retirement prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

     (b) In the event of the termination of a Participant's employment due to his retirement prior to the exercise of all Nonqualified Stock Options or Stock Appreciation Rights granted to the Participant, such Participant shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.

     5.4 Disability. (a) In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

     (b) In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Nonqualified Stock Options and Stock Appreciation Rights granted to the Participant, such Participant or his legal representative shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.

     SECTION 6.


     6.1 Limitation of Shares of Common Stock Available Under the Plan. (a) The total number of shares of Common Stock available to be granted by the Committee as Awards to the Participants under the Plan shall not exceed 112,500 shares. The aggregate number of shares of Common Stock to be granted as Awards to any individual Participant shall not exceed 100,000 shares.


     (b) The total number of shares available under Section 6.1(a) shall be reduced from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The grant of an Incentive Stock Option and Nonqualified Stock Option shall reduce the available shares by the number of shares subject to such Option.

          (2) Stock Appreciation Rights -- The grant of Stock Appreciation Rights shall reduce the available shares by the number of SAR's granted; provided, however, if SAR's are granted in conjunction with an Option and the exercise of such Option would cancel the SAR's and vice versa, then the grant of the SAR's will only reduce the amount available by the excess, if any, of the number of SAR's granted over the number of shares subjected to the related Option.

          (3) Restricted Stock -- The grant of Restricted Stock shall reduce the available shares by the number of shares of Restricted Stock granted.

(c) The total number of shares available under Section 6.1(a) shall be increased from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The lapse or cancellation of an Incentive Stock Option or Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option; provided, however, in the event the cancellation of an Option is due to the exercise of SAR's related to such Option, the cancellation of such Option shall only increase the amount available by the excess, if any, of the number of shares released from such Option over the number of SAR's exercised.

          (2) Stock Appreciation Rights -- The lapse or cancellation of Stock Appreciation Rights shall increase the available shares by the number of SAR's which lapse or are cancelled; provided, however, in the event the cancellation of such SAR's is due to the exercise of an Option related to such SAR's, the cancellation of such SAR's shall only increase the available shares by the excess, if any, of the number of SAR's cancelled over the number of shares delivered on the exercise of such Option.

          (3) Restricted Shares -- The reversion of Restricted Stock to the Company due to the breach or occurrence of a restriction or condition on such shares shall increase the available shares by the number of shares of Restricted Stock reverted.

     SECTION 7. Adjustment Upon Changes in Capitalization. The total number of shares of Common Stock available for Awards under the Plan or allocable to any individual Participant, the number of shares of Common Stock subject to outstanding Options, the exercise price for such Options, the number of outstanding SAR's, and the Base Value of such SAR's shall be appropriately adjusted by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares, or reclassification. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Awards under the Plan and take such other action as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation, or tender offer, including without limitation the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards.

     SECTION 8. Terms and Conditions of All Awards. The Committee may include in any Award it grants a condition that the Participant shall agree to remain an employee of and/or to render services to the Company or any of its Affiliates for a specified period of time following the date it grants the Award. This condition shall not impose on the Company or any Affiliate any obligation to employ the Participant or retain the Participant as a director for any period of time.

     The Committee may require any person to whom an Award is granted, as a condition of exercising such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Stock subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Common Stock thereunder, such Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     SECTION 9. Compliance with Code for Incentive Stock Options. All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.


     SECTION 10. Term of Plan. The effective date of the Plan shall be May 20, 1997, subject to subsequent shareholder ratification of the Plan. The Plan shall terminate ten (10) years after that date. The Committee may grant Awards pursuant to the Plan at any time on or between that effective date and that termination date.


     SECTION 11. Withholding Taxes. Whenever the Company proposes or is required to issue Common Stock to an Participant who is or was an employee of the Company or an Affiliate, or his legatee or legal representative under the Plan, the Company shall have the right to require the recipient to remit in cash to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Common Stock.


     SECTION 12. Assignability. Except as Section 4.4 or Section 5.2 of the Plan permits, no Award or any of the rights and privileges thereof accruing to a Participant shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Award, right or privilege shall be subject to execution, attachment or similar process. Except as permitted pursuant to Section 4.4 of the Plan, no election as to benefits or exercise of Options, SAR's, or other rights, may be made during a Participant's lifetime by anyone other than the Participant.


     SECTION 13. The Right of the Company to Terminate Employment. No provision in the Plan or any Award shall confer upon any Participant any right to continue in the employment of the Company or any subsidiary of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary of the Company to terminate his employment or discontinue his directorship at any time for any reason.

     SECTION 14. Amendment and Termination. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of shares of Common Stock subject to the Plan, and for material modifications to the eligibility requirements of the Plan, among others) or other applicable laws to which the Company, the Plan, optionees or eligible employees are subject. No amendment or termination of the Plan shall affect the rights of a Participant with regard to his Awards without his consent.

     SECTION 15. Choice of Law. The laws of the State of Georgia shall govern the Plan.


     SECTION 16. Approval of Shareholders. The Company shall submit the Plan to its shareholders for ratification within twelve (12) months of the adoption of the Plan by the Board of Directors; failure to receive their approval shall render all outstanding Awards immediately void and of no effect.

                                                                      APPENDIX D

                             THE ENSTAR GROUP, INC.

                             PROXY FOR COMMON STOCK

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                ON JUNE 30, 1997



     The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Monday, June 30, 1997, at 10:30 a.m., local time, at the Montgomery Civic Center, 300 Bibb Street, Montgomery, Alabama 36104, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.



     1. To elect five (5) directors:


     ---FOR all nominees listed (except as marked to the contrary)

        Nimrod T. Frazer
        T. Whit Armstrong
        T. Wayne Davis
        J. Christopher Flowers

        Jeffrey S. Halis



     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)


     ---WITHHOLD AUTHORITY to vote for all nominees listed

        Nimrod T. Frazer
        T. Whit Armstrong
        T. Wayne Davis
        J. Christopher Flowers

        Jeffrey S. Halis


     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors.

        ---------- FOR    ---------- AGAINST    ---------- ABSTAIN


     3. To ratify the adoption of the 1997 Amended CEO Stock Option Plan.


        ---------- FOR    ---------- AGAINST    ---------- ABSTAIN


     4. To ratify the adoption of the 1997 Amended Outside Directors' Stock Option Plan.


        ---------- FOR    ---------- AGAINST    ---------- ABSTAIN


     5. To ratify the adoption of the 1997 Amended Omnibus Incentive Plan.


        ---------- FOR    ---------- AGAINST    ---------- ABSTAIN

     6. In their discretion, to vote upon such other business as may properly come before the Annual Meeting.


     THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.


                                          Date:

                                          --------------------------------, 1997

                                          --------------------------------------

                                          --------------------------------------

                                          Please sign exactly as your name or
                                          names appear hereon. For more than one
                                          owner as shown above, each should
                                          sign. When signing in a fiduciary or
                                          representative capacity, please give
                                          full title. If this proxy is submitted
                                          by a corporation, it should be
                                          executed in the full corporate name by
                                          a duly authorized officer, if a
                                          partnership, please sign in
                                          partnership name by authorized person.


     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 30, 1997 OR HAVE PREVIOUSLY SUBMITTED A PROXY PURSUANT TO THE COMPANY'S PROXY STATEMENT DATED MARCH 27, 1997 (THE "PREVIOUS PROXY STATEMENT"). ANY PROXIES SUBMITTED UNDER THE PREVIOUS PROXY STATEMENT WILL NOT BE EFFECTIVE FOR PURPOSES OF ACTIONS TO BE TAKEN AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.